Exhibit 10.13
ABM INDUSTRIES INCORPORATED
STATEMENT OF TERMS AND CONDITIONS APPLICABLE
TO RESTRICTED STOCK UNITS
GRANTED PURSUANT TO
THE 2006 EQUITY INCENTIVE PLAN
TO DIRECTORS WHO ELECT TO RELINQUISH THEIR
RETIREMENT BENEFITS EFFECTIVE NOVEMBER 1, 2006
(As Amended and Restated September 8, 2010)
I. INTRODUCTION
The following terms and conditions shall apply to each Restricted Stock Unit Award granted under the Plan to a Director who elects, prior to November 1, 2006, to relinquish his retirement benefits. This Statement of Terms and Conditions is subject to the terms of the Plan and of any Award made pursuant to the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, the Plan shall govern.
II. DEFINITIONS
Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan. When capitalized in this Statement of Terms and Conditions, the following additional terms shall have the meaning set forth below:
A. “Grant Date” means the date of the 2007 annual meeting of the stockholders of the Company.
B. “Retirement” means the voluntary termination of service by a non-employee Director at (i) age 65 or older or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.
III. RESTRICTED STOCK UNITS
A. Agreement. The Restricted Stock Unit Award shall be evidenced by an Agreement to be executed by the Participant and the Company setting forth the terms and conditions of the Award. Each Award Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.
B. Special Restrictions. The Restricted Stock Unit Award shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator prior to the adoption of this Statement of Terms and Conditions; provided, however, that no Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan, the Restricted Stock Unit Award Agreement, or this Statement of Terms and Conditions.

     1. Forfeiture Restrictions. Until November 1, 2007, the Restricted Stock Units granted to a Participant shall, if the Participant voluntarily resigns his or her position as a Director of the Company for any reason other than Disability, as determined pursuant to Section 409A(a)(2)(C) of the Code, as amended, or in connection with a Change in Control be returned to the Company forthwith, and all the rights of the Participant to such Shares or Restricted Stock Units shall immediately terminate. Notwithstanding the foregoing, if a Director ceases to be a Director on account of his or her death, disability or failure to be nominated to Board for election at the 2007 annual meeting or a Change in Control, such Director shall be deemed to have elected to receive his or her retirement benefits as a credit to a deferred compensation account under the Company’s Deferred Compensation Plan for Non-Employee Directors.
     2. Transfer Restriction. Until the time of payment of Restricted Stock Units as provided in Section III.E, the Restricted Stock Units shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of. A Participant shall not be permitted to sell, transfer, pledge, assign or encumber such Restricted Stock Units, other than pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.
C. Dividends or Dividend Equivalents. Dividend equivalents credited in respect of Restricted Stock Units shall be converted into additional Restricted Stock Units, which will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award, including the same vesting restrictions as the underlying Award.
D. No Shareholder Rights for Restricted Stock Units. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Share Equivalents subject to a Restricted Stock Unit Award except to the extent that restrictions have lapsed and Shares have been issued upon the payment of any vested Restricted Stock Unit Award.
E. Time of Payment of Restricted Stock Units. On the date when the Participant ceases to be a Director for any reason, which cessation constitutes a “separation from service” within the meaning of Section 409A of the Code, all Restricted Stock Units that were not forfeited pursuant to Section III.B shall be paid to the Participant as soon as reasonably practicable after the date of such separation from service but not later than 75 days following the date of such separation from service. Payment shall be made in Shares.
IV. CHANGE IN CONTROL
In the event of a Change in Control, all outstanding Restricted Stock Unit Awards shall become 100% vested and immediately payable, provided that such Change in Control constitutes a “change in effective ownership or control” of the Company within the meaning of Section 409A of the Code.
V. MISCELLANEOUS
A. Information Notification. Any information required to be given under the terms of an Award Agreement shall be addressed to the Company in care of Senior Vice President, Human Resources, ABM Industries Incorporated, 160 Pacific Avenue, Suite 222, San Francisco, CA 94111 and any notice to be given to a Participant shall be addressed to him or her at the address indicated beneath his or her name on the Award Agreement or such other address as either party may designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.
B. Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under an Award Agreement, shall be conclusive.
C. No Effect on Other Benefit Plans. Nothing herein contained shall affect a Participant’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance or other employment welfare plan or program offered by the Company to its non-employee directors.
D. Tax Payments. Each Participant shall agree to satisfy any applicable federal, state or local income taxes associated with an Award.
E. Successors. This Statement of Terms and Conditions and the Award Agreements shall be binding upon and inure to the benefit of any successor or successors of the Company. “Participant” as used herein shall include the Participant’s Beneficiary.
F. Governing Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and all Award Agreements shall be governed by the laws of the State of Delaware.

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